Exhibit 99.1

MoneyLion to Acquire Even Financial, Expanding Distribution Network and Enhancing Consumers’ Financial Access and Decision Making

Even’s embedded finance marketplace and infrastructure provide MoneyLion with best-in-class distribution capabilities and a growing network of over 900 partners

Acquisition expected to be accretive to MoneyLion’s 2022 earnings

NEW YORK, NY, December 16, 2021 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), the award-winning digital financial platform, announced today that it has agreed to acquire Even Financial Inc. (“Even”), the category-leading embedded finance marketplace, to accelerate its mission of providing financial access and advice to hardworking Americans.

The transaction provides for total consideration to Even’s equity holders of up to $440 million, using a convertible financing structure that values MoneyLion at its initial public listing price of $10 per share. Even’s investors include Goldman Sachs, American Express Ventures, SoFi, F-Prime Capital, MassMutual Ventures, LendingClub, Canaan Partners, and GreatPoint Ventures.

Founded in 2014, Even digitally connects and matches consumers with real-time personalized financial product recommendations from banks, insurance, and fintech companies on mobile apps, websites, and other consumer touchpoints through its marketplace technology. Even’s infrastructure leverages machine learning and advanced data science to solve a significant pain point in financial services customer acquisition, seamlessly bridging financial institutions and channel partners via its industry-leading API and embedded finance marketplaces.

The acquisition strengthens MoneyLion’s platform by improving consumers’ abilities to find and access the right financial products to help them manage their financial lives. Even’s growing network includes over 400 financial institution partners and 500 channel partners, covering a breadth of financial services including loans, credit cards, mortgages, savings, and insurance products. The acquisition also expands MoneyLion’s addressable market, extends the reach of its own products, diversifies its revenue mix, and furthers MoneyLion’s ambition to be the premier financial super app for hardworking Americans.

The strategic benefits of the acquisition include:

-	Expanding MoneyLion’s target addressable market leveraging Even’s scalable embedded marketplace infrastructure, to tap into the rapidly growing $230 billion embedded finance industry (1)

-	Increasing MoneyLion’s distribution capabilities across Even’s growing network of over 500 channel partners

-	Broadening the range of products and services available within MoneyLion via 400 financial services partners covering a portfolio of consumer purchasing intents, including loans, credit cards, mortgages, savings, and insurance products

-	Immediately positioning MoneyLion as a “must have” consumer finance product, leveraging MoneyLion’s AI-driven intelligence layer to match consumers with the right product at the right time in pursuit of improved financial access and outcomes across all FICO segments

-	Accretive to MoneyLion’s earnings with Even expected to add $90 million of revenue and positive EBITDA in 2022 (excluding synergies)

“Even has revolutionized how consumers receive recommendations for financial services," said Dee Choubey, Co-Founder and CEO of MoneyLion. “Combining Even’s best-in-class recommendation engine with MoneyLion’s powerful first-party products and open architecture marketplace expands the range of products and services available within our platform, while delivering a new distribution channel for Even’s financial partners. Together, we can accelerate our mission of providing financial access and advice to hardworking Americans, reaching them where they are, and enabling them to make financial progress regardless of where they are in life.”

Phillip Rosen, CEO and Founder of Even said, “At Even, our vision is to use machine learning to reimagine how financial institutions find and connect with consumers, while providing them with a superb and trusted user experience. By integrating Even’s powerful infrastructure technology with MoneyLion’s platform, we will be able to power their fast-growing Marketplace and provide consumers with the optimal mix of financial solutions for their needs, while greatly extending distribution for MoneyLion’s suite of products.”

Even will continue to operate as an independent subsidiary of MoneyLion, led by Even’s current management team. Phillip Rosen will continue in his role as CEO of Even and will join MoneyLion’s executive committee. Even will collaborate with MoneyLion to accelerate the technology roadmap for its financial marketplace, as well as offer the full MoneyLion suite of products to Even’s channel partners looking to broaden their offerings to better meet the needs of their customers.

Transaction Details

-	MoneyLion will pay a total purchase price of up to $440 million to acquire Even, using a convertible financing structure that values MoneyLion at its initial public listing price of $10 per share, comprised of:

-	A $360 million upfront payment comprised of $15 million in cash and $345 million in preferred shares that are convertible into 34.5 million MoneyLion common shares at $10 per share

-	Subject to the successful achievement of certain revenue targets, a potential earn-out of up to $80 million, payable up to 8 million in preferred shares valued at $10 per share

-	Unconverted preferred shares carry a 3% annual dividend payable in common equity or cash, at MoneyLion’s discretion

-	Even employees will be subject to a lock-up of 12 months following closing of the transaction; all other Even shareholders will be subject to a lock-up until March 22, 2022

-	The transaction is expected to be accretive to MoneyLion’s 2022 earnings

-	The transaction is expected to close in the first quarter of 2022, subject to regulatory approvals and other customary closing conditions

-	Evercore is serving as financial advisor and Davis Polk & Wardwell is serving as legal advisor to MoneyLion. Broadhaven is serving as financial advisor and Goodwin Procter is serving as legal advisor to Even

Conference Call

MoneyLion has published a presentation to provide an overview of the acquisition, which is now available on MoneyLion’s Investor Relations website at investors.moneylion.com, and management will hold a conference call and webcast today at 8:30 a.m. ET to discuss the transaction. A live webcast and replay will be available here and on MoneyLion’s Investor Relations website. Please dial into the conference 5-10 minutes prior to the start time and ask for the MoneyLion to Acquire Even Financial conference call.

Toll-free dial-in number: (888) 428-7458

International dial-in number: (862) 298-0702

(1) Embedded finance revenue forecast in 2025 based on Light Year Capital Markets estimates

About MoneyLion

MoneyLion is a mobile banking and financial membership platform that empowers people to take control of their finances. Since its launch in 2013, MoneyLion has engaged with 9.4 million hard-working Americans and has earned its members’ trust by building a full-service digital platform to deliver mobile banking, lending, and investment solutions. From a single app, members can get a 360-degree snapshot of their financial lives and have access to personalized tips and tools to build and improve their credit and achieve everyday savings. MoneyLion is headquartered in New York City, with offices in Sioux Falls and Kuala Lumpur, Malaysia. MoneyLion has achieved various awards of recognition including the 2020 Forbes FinTech 50, Aite Group Best Digital Wealth Management Multiproduct Offering, Finovate Award for Best Digital Bank 2019, Benzinga FinTech Awards winner for Innovation in Personal Finance 2019 and the Webby Awards 2019 People’s Voice Award.

For more information about the company, visit www.moneylion.com. For investor information and updates, visit www.moneylion.com/investors and follow @MoneyLionIR on Twitter.

About Even Financial

Founded in 2014, Even Financial is a B2B fintech company that is transforming the way financial institutions find and connect with consumers. As the leading search, comparison, and recommendation engine for financial services, Even seamlessly bridges financial institutions (such as SoFi) and channel partners (such as TransUnion) via its simple yet robust API and embeddable solutions. Even turns any consumer touchpoint into a comprehensive financial services marketplace with full compliance and security at scale. Even was named one of "America's Best Startup Employers'' by Forbes for 2021 and placed in the Top 50 of the 2020 Deloitte Technology Fast 500, which recognizes the fastest growing tech companies in the world. The company is backed by leading financial services firms and VCs, including American Express Ventures, Canaan Partners, F-Prime Capital, GreatPoint Ventures, Goldman Sachs, LendingClub, and MassMutual Ventures. Learn more at www.evenfinancial.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the transaction. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction; risks relating to the uncertainty of the projected financial information with respect to MoneyLion; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; MoneyLion’s ability to manage future growth; MoneyLion’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the effects of competition on MoneyLion’s future business; or, the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Cody Slach, Alex Kovtun

Gateway Investor Relations

(949) 574-3860

ML@gatewayir.com

MoneyLion Communications

pr@moneylion.com